UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2021

Huntington Bancshares Incorporated

(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s address: 41 South High Street, Columbus, Ohio 43287

Registrant’s telephone number, including area code: (614) 480-2265

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of exchange on which registered
Depositary Shares (each representing a 1/40th interest in a share of 5.875% Series C Non-Cumulative, perpetual preferred stock)	HBANN	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 6.250% Series D Non- Cumulative, perpetual preferred stock)	HBANO	NASDAQ
Common Stock-Par Value $0.01 per Share	HBAN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On February 5, 2021, Huntington Bancshares Incorporated, a Maryland corporation (the “Corporation”), filed articles supplementary to its charter (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland (the “Maryland Department”), establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a new series of its serial preferred stock designated as the “4.500% Series H Non-Cumulative Perpetual Preferred Stock” with par value of $0.01 per share and liquidation preference of $1,000 per share (the “Series H Preferred Stock”). The Articles Supplementary were accepted for record, and became effective, on February 5, 2021. The Articles Supplementary were filed in connection with an Underwriting Agreement, dated February 2, 2021 (the “Underwriting Agreement”), by and between the Corporation, on the one hand, and BofA Securities, Inc., Huntington Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities LLC, as representatives of the several underwriters (collectively, “Underwriters”) listed in Schedule I thereto, on the other hand, under which the Corporation agreed to sell to the Underwriters 20,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Series H Preferred Stock. Each holder of a Depositary Share will be entitled to the proportional rights of a share of Series H Preferred Stock represented by the Depositary Share.

The Series H Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with (A) the Corporation’s Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $1,000, (B) the Corporation’s 5.875% Series C Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $1,000, (C) the Corporation’s 6.250% Series D Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $1,000, (D) the Corporation’s 5.700% Series E Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, par value of $0.01 per share and liquidation preference of $100,000 per share, (E) the Corporation’s 5.625% Series F Non-Cumulative Perpetual Preferred Stock, par value of $0.01 per share and liquidation preference of $100,000 per share, (F) the Corporation’s 4.450% Series G Non-Cumulative Perpetual Preferred Stock, par value of $0.01 per share and liquidation preference of $100,000 per share and (G) each class or series of serial preferred stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series H Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively, the “parity securities”) and (2) senior to the Corporation’s common stock and each other class or series of serial preferred stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series H Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “junior securities”).

Under the terms of the Series H Preferred Stock, with certain limited exceptions, if the Corporation’s board of directors has not authorized, and the Corporation has not declared and paid or set aside for payment full quarterly dividends on the Series H Preferred Stock for a particular dividend period, it may not declare or pay dividends on, or redeem, purchase or acquire, its common stock or other junior securities during the next succeeding dividend period.

The foregoing description of the terms of the Series H Preferred Stock is qualified in its entirety by reference to the full text of the Articles Supplementary, which are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2021, the Corporation filed the Articles Supplementary with the Maryland Department, supplementing the Corporation’s charter by establishing the newly authorized Series H Preferred Stock of the Corporation consisting of 500,000 authorized shares. The Articles Supplementary were accepted for record, and became effective, on February 5, 2021.

Dividends on the Series H Preferred Stock will be payable when, as and if authorized by the Corporation’s board of directors or a duly authorized committee thereof and declared by the Corporation out of legally available funds. From the issue date, dividends on the Series H Preferred Stock will accrue on a non-cumulative basis at a rate of 4.500% per annum on the liquidation preference of $1,000 per share, payable quarterly, in arrears, on the fifteenth day of each January, April, July and October, commencing on July 15, 2021. In the event that the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series H Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $1,000 per share of the Series H Preferred Stock (equivalent to $25 per Depositary Share), plus an amount equal to any authorized and declared but unpaid dividends thereon to and including the date of such liquidation, without accumulation of any undeclared dividends, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Corporation’s common stock or any other junior securities. After payment of the full amount of such liquidating distributions, the holders of the Series H Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation, and will have no right or claim to any of the Corporation’s remaining assets.

In the event that the Corporation’s assets available for distribution to stockholders upon any liquidation, dissolution or winding-up of the Corporation’s affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series H Preferred Stock and the corresponding amounts payable on any parity securities, the holders of the Series H Preferred Stock and the holders of such other parity securities will share ratably in any distribution of the Corporation’s assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

The Series H Preferred Stock does not have a maturity date, and the Corporation is not required to redeem the Series H Preferred Stock. Accordingly, the Series H Preferred Stock and the Depositary Shares will remain outstanding indefinitely, unless and until the Corporation decides to redeem it pursuant to the terms of the Articles Supplementary. The Corporation may redeem the Series H Preferred Stock at its option, (i) in whole or in part, from time to time, on any dividend payment date on or after April 15, 2026 or (ii) in whole but not in part, within 90 days following a Regulatory Capital Treatment Event (as defined in the Articles Supplementary), at a redemption price equal to $1,000 per share (equivalent to $25 per Depositary Share), plus any authorized, declared and unpaid dividends in any prior dividend period and, solely in the case of a redemption following a Regulatory Capital Treatment Event, the pro-rated portion of unpaid dividends, whether or not declared, for the dividend period in which such redemption occurs. If the Corporation redeems the Series H Preferred Stock, the Depositary (as defined below) will redeem a proportional number of Depositary Shares. Neither the holders of Series H Preferred Stock nor holders of Depositary Shares will have the right to require the redemption or repurchase of the Series H Preferred Stock. Any redemption of the Series H Preferred Stock is subject to the Corporation’s receipt of any required prior approval by the Board of Governors of the Federal Reserve System or other successor regulatory authority (the “Federal Reserve”) and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Series H Preferred Stock.

Holders of the Series H Preferred Stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Series H Preferred Stock and certain other matters. In addition, if dividends on the Series H Preferred Stock are not paid in full for at least six quarterly dividend periods or their equivalent, whether or not consecutive, the holders of the Series H Preferred Stock, acting as a single class with any other parity securities having similar voting rights that are then exercisable, will have the right to elect two directors to the Corporation’s board of directors. The terms of office of these directors will end when the Corporation has paid or set aside for payment full dividends for at least one year’s worth of dividend periods on the Series H Preferred Stock and any non-cumulative parity securities and all dividends on any cumulative parity securities have been paid in full.

The foregoing description of the terms of the Series H Preferred Stock is qualified in its entirety by reference to the full text of the Articles Supplementary, which are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01.	Other Events.

On February 9, 2021, the Corporation closed the public offering of 20,000,000 Depositary Shares pursuant to the Underwriting Agreement. The Depositary Shares and the Series H Preferred Stock have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3ASR (File No. 333-232886) (the “Registration Statement”). The following documents are being filed with this Current Report on Form 8-K and incorporated by reference into the Registration Statement: (i) the Underwriting Agreement, (ii) the Articles Supplementary, (iii) the Deposit Agreement, dated February 9, 2021, among the Corporation, Computershare Inc.

and Computershare Trust Company, N.A. (jointly, the “Depositary”) and the holders from time to time of the depositary receipts described therein, (iv) the form of certificate representing the Series H Preferred Stock, (v) the form of depositary receipt representing the Depositary Shares, and (vi) the validity opinion letters with respect to the Depositary Shares and the Series H Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 2, 2021, by and between Huntington Bancshares Incorporated, on the one hand, and BofA Securities, Inc., Huntington Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities LLC, as representatives of the several underwriters listed in Schedule I thereto, on the other hand

3.1	Articles Supplementary of Huntington Bancshares Incorporated, effective as of February 5, 2021

4.1	Form of Certificate Representing the 4.500% Series H Non-Cumulative Perpetual Preferred Stock

4.2	Deposit Agreement, dated February 9, 2021, among Huntington Bancshares Incorporated, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the depositary receipts described therein

4.3	Form of Depositary Receipt Representing the Depositary Shares (included as part of Exhibit 4.2)

5.1	Opinion of Venable LLP

5.2	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included as Exhibit 5.2)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

By:	/s/ Jana J. Litsey
Jana J. Litsey General Counsel

Date: February 9, 2021